UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 2, 2011
Date of Report (date of Earliest Event Reported)

Community Alliance, Inc.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53406	42-1663174
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9400 N. Central Expressway, Suite 1209
Dallas, Texas 75231
(Address of principal executive offices and zip code)

214-739-0602
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 2, 2011, Community Alliance Inc. (the “Company”) received the resignation of LBB & Associates, LLP, as the Company’s independent registered principal accountant.

LBB & Associates Ltd., LLP was engaged in September 2010 and subsequently reviewed the Company’s quarterly report on Form 10Q for the quarter ended August 31, 2010. During the period from September 2010 through the date of their resignation, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement(s), if not resolved to the satisfaction of LBB & Associates Ltd., LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K.

We provided LBB & Associates, LLP with a copy of this disclosure before its filing with the SEC. We requested that LBB & Associates, LLP provide us with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of the letter provided by LBB & Associates, LLP is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Description

16.1	Letter of LBB & Associates, LLP dated August 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY ALLIANCE, INC.

Dated: August 31, 2011

By:	/s/ KEVIN SCHOR
Name:	Kevin Schor
Title:	President, CFO, Secretary and Treasurer
(principal executive officer, principal financial officer and principal accounting officer).